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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current report
                        pursuant to Section 13 or 15 (d)
                  of the Securities  and Exchange Act of 1934

Date of Report (date of earlitest event reported):   July 13, 1999
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                            Trianon Industries Corp.
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              (Exact name of regiistrant as specified in charter)
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(State of Other Jurisdiction      (Commission File             (IRS Employer
of Incorporation)                     Number)                Identification No.)

1. Rue Thomas Edison, Quarterly des Chenes, 78056 St. Quentin en Yvlines, France
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(Address of Principal Executive Offices)                         (Zip Code)



Registrant's telephone number, including area code          001-33-1-39-41-2000
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


         Pursuant to a stock purchase agreement executed on May 10, 1999, TRIANON Industries Corp. acquired all of the outstanding shares of Zenith Industrial Corporation, a Michigan corporation ("Zenith"), on July 13, 1999, from its existing shareholders (the "Acquisition"), for an initial purchase price of $101.0 million. In addition to such initial purchase price, TRIANON Industries Corp. has agreed to make annual contingent payments to the former shareholders of Zenith, based on income targets over a period of three years. Moreover, TRIANON Industries Corp. has agreed to pay to the former shareholders of Zenith additional compensation of an aggregate amount of $6.0 million in three installments of $2.0 million each over three years. On July 13, 1999, Zenith entered into a five year senior secured reducing revolving credit facility for an aggregate amount of $125.0 million. The revolving credit facility is fully guaranteed by TRIANON Industries Corp., Zenith and Aetna Holdings Inc. a wholly-owned direct Delaware subsidiary of TRIANON Industries Corp. Zenith plans to use the funds under this credit facility to finance the $101.0 million initial purchase price and for ongoing general corporate purposes.



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                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Trianon Industries Corp

Date:      July 28, 1999                        By:    /s/ Harold Brown
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                                                       (Registrant)